Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form F-3 of Bioceres Crop Solutions Corp. of our report dated September 30, 2022 relating to the financial statements of Bioceres Crop Solutions Corp., which appears in Bioceres Crop Solutions Corp.’s Annual Report on Form 20-F for the year ended June 30, 2022. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GUILLERMO MIGUEL BOSIO

Guillermo Miguel Bosio

Partner

Rosario, Argentina

November 1st, 2022